UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2009
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

3900 Lakebreeze Avenue,
North,
Brooklyn Center, MN		55429
(Address of principal executive		(Zip Code)
offices)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 2, 2009, the Board of Directors (the “Board”) of Caribou Coffee Company, Inc. (the “Company”) voted to increase the size of the Board from seven to nine members and to elect Mr. Philip H. Sanford and Mr. Michael J. Tattersfield as new directors to fill the vacancies created by such increase, effective immediately. Mr. Sanford will serve on the Nominations and Corporate Governance, Audit and Compensation Committees of the Board. Mr. Tattersfield will not serve on any committees of the Board. Mr. Sanford and Mr. Tattersfield will stand for election at the Annual Meeting of Shareholders in May 2009.
     Philip H. Sanford, age 55, has been the President and Chief Operating Officer of Value Place, LLC, an extended stay hotel chain since January 2009. Since August 2003, Mr. Sanford has been the Principal of Port Royal Holdings, LLC, a private equity firm. From July 1997 to August 2003, he was the Chairman and Chief Executive Officer of The Krystal Company, owner, operator and franchisor of quick-service restaurants. Mr. Sanford currently serves on the Board of Directors of Chattem, Inc., a marketer and manufacturer of over-the-counter healthcare products, toiletries and dietary supplements.
     Mr. Sanford’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Sanford and any other person pursuant to which he was appointed as a director. Mr. Sanford is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.
     Michael J. Tattersfield, age 43, has served as our President and Chief Executive Officer since August 2008. From 2006 to 2008, Mr. Tattersfield was Chief Operating Officer and Executive Vice President of lululemon athletica, inc., a yoga-inspired athletic apparel company. From 2005 to 2006, Mr. Tattersfield served as Vice President Store Operations for Limited Brands, Inc., an operator of specialty stores that sell apparel, personal care, beauty and lingerie products. From 2003 to 2005, Mr. Tattersfield was President of A&W All American Food Restaurants of Yum! Brands, Inc., a quick service restaurant company, and from 1992 to 2002, Mr. Tattersfield served in various positions for Yum! Brands, Inc.
     There have been no changes to the compensation arrangement for Mr. Tattersfield. Since Mr. Tattersfield is our President and Chief Executive Officer, he will not receive the standard non-employee director compensation. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Tattersfield and any other person pursuant to which he was appointed as a director. Mr. Tattersfield is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.
Date: April 3, 2009

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Dan E. Lee
Dan E. Lee
Vice President, General Counsel and Secretary